Exhibit 99.1

Company Retracts Press Release

Journalists and other readers should be informed that the news release, “Beacon Enterprise Solutions Announces $3.4 Million Contract with the Veterans Administration,” issued August 16, 2011 over PR Newswire, has been retracted at the request of the customer.